Exhibit (h)

MSC INCOME FUND, INC.

(a Maryland corporation)

[∙] Shares of Common Stock

UNDERWRITING AGREEMENT
Dated: January [∙], 2025

MSC INCOME FUND, INC.

(a Maryland corporation)

[∙] Shares of Common Stock

UNDERWRITING AGREEMENT
January [∙], 2025
RBC Capital Markets, LLC
200 Vesey Street, 8th Floor
New York, NY 10281
Truist Securities, Inc.
3333 Peachtree Road NE
Atlanta, Georgia 30326
as Representatives of the
several Underwriters named
in Schedule A hereto
Ladies and Gentlemen:
MSC Income Fund, Inc., a Maryland corporation (the “Company”), confirms its agreement with RBC Capital Markets, LLC (“RBC”), Truist Securities, Inc. (“Truist”) and each of the underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom RBC and Truist are acting as Representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of common stock, par value $0.001 per share, of the Company (“Common Stock”) set forth in Schedule A hereto and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of [∙] additional shares of Common Stock. The aforesaid [∙] shares of Common Stock (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the [∙] shares of Common Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are herein called, collectively, the “Securities.” The shares of Common Stock of the Company to be outstanding after giving effect to the sale of the Securities are referred to herein as the “Stock.”
The Company and RBC Capital Markets, LLC, (a participating Underwriter, acting in such capacity, the “DSP Administrator”) agree that up to 5.0% of the Initial Securities to be purchased by the Underwriters (the “DSP Shares”) shall be reserved for sale by the DSP Administrator to certain persons designated by the Company (the “Invitees”), as part of the distribution of the Initial Securities by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the Financial Industry Regulatory

Authority, Inc. (“FINRA”) and all other applicable laws, rules and regulations. The Company has solely determined, without any direct or indirect participation by the Underwriters or the DSP Administrator, the Invitees who will purchase DSP Shares (including the amount to be purchased by such persons) sold by the DSP Administrator. To the extent that such DSP Shares are not orally confirmed for purchase by Invitees by 11:59 PM. (New York City time) on the date of this Agreement, such DSP Shares may be offered to the public as part of the public offering contemplated hereby. In addition, Main Street Capital Corporation shall purchase [∙] shares of the Initial Securities to be purchased by the Underwriters (together with the DSP Shares, the “Directed Securities”).
The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Underwriting Agreement (this “Agreement”) has been executed and delivered.
The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form N-2 (File No. 333-282501), including the related preliminary prospectus or prospectuses, covering the registration of the sale of the Securities under the Securities Act of 1933, as amended (the “Act”). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the Act (the “Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to Rule 430A(b) is herein called the “Rule 430A Information.” Such registration statement, including the amendments thereto, the exhibits thereto and any schedules thereto, at the time it became effective, and including the Rule 430A Information and the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 424(b), is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the Act Regulations is herein called the “Rule 462(b) Registration Statement” and, after such filing, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Each prospectus used prior to the effectiveness of the Registration Statement in the form furnished to the Underwriters for use in connection with the offering of the Securities, and each prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement is herein called a “preliminary prospectus.” The final prospectus filed with the Commission pursuant to Rule 424(b), in the form first furnished to the Underwriters for use in connection with the offering of the Securities, is herein called the “Prospectus.” Any “issuer free writing prospectus” (as defined in Rule 433 under the Act) relating to the offering of the Securities contemplated by this Agreement is hereinafter called an “Issuer Free Writing Prospectus.” Any press releases or similar written materials meeting the definition of an “advertisement” as set forth in Rule 482 under the Act, the use of which has been consented to by each of the Representatives, is herein called “Rule 482 Material.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Rule 482 Material, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the

Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).
A Form N-54A Notification of Election to be Subject to Sections 55 through 65 of the Investment Company Act of 1940 Filed Pursuant to Section 54(a) of the Investment Company Act (File No. 814-00939) (the “Notification of Election”) was filed with the Commission on May 31, 2012 under the Investment Company Act of 1940, as amended, and the rules and regulations and any applicable guidance and/or interpretation of the Commission or its staff thereunder (the “Investment Company Act”). The Company has elected to be treated for U.S. federal income tax purposes as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”).
The Company has entered into an Investment Advisory and Administrative Services Agreement, dated October 30, 2020 (as amended prior to the date hereof, the “Original Investment Advisory and Administration Agreement”), with MSC Adviser I, LLC, a Delaware limited liability company registered as an investment adviser (the “Adviser”) under the Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder (collectively, the “Advisers Act”). In connection with the consummation of this offering, the Company will enter into an Amended and Restated Investment Advisory and Administration Services Agreement with the Adviser (the “New Investment Advisory and Administration Agreement”, and together with the Original Investment Advisory and Administration Agreement, the “Investment Advisory and Administration Agreement”).
As used in this Agreement:
“Applicable Time” means [∙] [P.M.], New York City time, on [∙], 2025 or such other time as agreed by the Company and the Representatives.
“General Disclosure Package” means (i) the preliminary prospectus, dated [∙], 2025, (ii) any Issuer Free Writing Prospectuses, and (iii) the information included on Schedule B hereto.
“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Rule 163B of the Act Regulations.
“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.
SECTION 1.Representations and Warranties.
(a)Representations and Warranties of the Company. The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time, the Closing Time (as defined below) and any Date of Delivery (as defined below), and agrees with each Underwriter, as follows:

(i)the Company is eligible to use Form N-2. Each of the Registration Statement and any amendment thereto has become effective under the Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes or pursuant to Section 8A of the Act against the Company or related to the offering of Securities have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information in connection with the Registration Statement.
Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the requirements of the Act and the Act Regulations. Each preliminary prospectus, the Rule 482 Material, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the Act and the Act Regulations. Each preliminary prospectus delivered to the Underwriters for use in connection with this offering, the Rule 482 Material that is required to be filed with the Commission pursuant to Rule 497 of the Act and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission on EDGAR, except to the extent permitted by Regulation S-T. Rule 482 Material, as of its issue date and at all subsequent times through the completion of this offering and sale of the Securities, did not, does not and will not include any information that conflicts with the information contained in the Registration Statement, each preliminary prospectus or the Prospectus that has not been superseded or modified.
(ii)neither the Registration Statement nor any amendment thereto, at its effective time, at the Closing Time or at any Date of Delivery, contained, contains or will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, not misleading. As of the Applicable Time, none of the General Disclosure Package, any individual preliminary prospectus, any individual Free Writing Prospectus, any broadly available road show as defined in Rule 433(h) under the Act, nor the Rule 482 Material, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, General Disclosure Package or Prospectus. For purposes of this Agreement, the only information so furnished shall be the information in the third paragraph under the heading “Underwriting,” the eighth paragraph under the heading “Underwriting,” and the information in the first and tenth sentences of the twelfth paragraph under the heading “Underwriting,” in each case contained in the Prospectus (collectively, the “Underwriter Information”). Neither the Prospectus nor any amendment or supplement thereto, as of their respective date(s), at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with Underwriter Information furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), General Disclosure Package or the Prospectus (or any amendment or supplement thereto);
(iii)(A) the Company shall furnish to the Representatives for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed Issuer Free Writing Prospectus or any amendment or supplement thereto prepared by or on behalf of, used by, or referred to by the Company, and the Company shall not file, use or refer to any proposed Issuer Free Writing Prospectus or any amendment or supplement thereto without the Representatives’ prior written consent. The Company shall furnish to the Representatives, without charge, as many copies of any Issuer Free Writing Prospectus prepared by or on behalf of, used by or referred to by the Company as the Representatives may reasonably request. If at any time when a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with sales of the Securities (but in any event if at any time through and including the Closing Time) there occurred an event or development as a result of which any Issuer Free Writing Prospectus prepared by or on behalf of, used by, or referred to by the Company conflicted with the information contained in the Registration Statement, the preliminary prospectus or the Prospectus or included an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, the Company shall promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict so that the statements in such Issuer Free Writing Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, as the case may be; provided, that prior to amending or supplementing any such Issuer Free Writing Prospectus, the Company shall furnish to the Representatives for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of such proposed amended or supplemented Issuer Free Writing Prospectus, and the Company shall not file, use or refer to any such amended or supplemented Issuer Free Writing Prospectus without the Representatives’ prior written consent; (B) no Issuer Free Writing Prospectus conflicts with the information contained in the Registration Statement, the preliminary prospectus or the Prospectus that has not been superseded or modified; and (C) the Company represents and agrees that, without the prior consent of the Representatives, it has not made and shall not make any offer relating to the Securities that could constitute an Issuer Free Writing Prospectus; any such Issuer Free Writing Prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule B hereto;
(iv)the Company (A) has not alone engaged in any Testing-the-Waters Communications other than Testing-the-Waters Communications with the consent of the Representatives (x) with entities that are qualified institutional buyers (“QIBs”) within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12) or (a)(13) under the Act (“IAIs”) and otherwise in compliance with the requirements of Rule 163B of the Act Regulations or (y) with entities that the Company reasonably believed to be QIBs or IAIs and otherwise in compliance with the requirements of Rule 163B under the Act and (B) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-

Waters Communications. The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications other than those listed on Exhibit C-1 hereto. The Company has not distributed or approved for distribution the Rule 482 Material other than those listed on Exhibit C-2 hereto. Any individual Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement or the General Disclosure Package, complied in all material respects with the Act, and when taken together with the General Disclosure Package as of the Applicable Time, did not, and as of the Closing Time and as of the Date of Delivery, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(v)at the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer;
(vi)the Company has been duly formed and is validly existing as a corporation in good standing under the laws of the State of Maryland, and has the corporate power and authority to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and has or had the corporate power and authority to execute and deliver this Agreement, the Investment Advisory and Administration Agreement; and the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not reasonably be expected to have a material adverse effect on the business, financial condition or results of operation, or prospects of the Company and its subsidiaries listed on Schedule D hereto (each a “Subsidiary” and collectively the “Subsidiaries”) taken as a whole (a “Material Adverse Effect”);
(vii)the Company does not own any real property;
(viii)the Company has no consolidated subsidiaries (as defined in the Act) other than the Subsidiaries; each of the Subsidiaries has been duly organized, is validly existing as a limited liability company, a partnership or a corporation, as the case may be, is in good standing under the laws of its jurisdiction of organization, and has the power and authority to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, as applicable; the Company, either directly or through a wholly-owned subsidiary, owns all of the outstanding equity interests of the Subsidiaries free and clear of any liens, charges or encumbrances in favor of any third parties; the Subsidiaries are duly qualified to do business as a foreign entity and are in good standing in each jurisdiction where the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not have a Material Adverse Effect.
(ix)the authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement, the General Disclosure Package and the Prospectus in the column entitled “Actual” under the caption “Capitalization.” The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company. The Common Stock conforms to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same;
(x)this Agreement and the Old Investment Advisory and Administration Agreement have been duly authorized, executed and delivered by the Company; the New Investment Advisory and Administration Agreement has been duly authorized and will be executed and delivered by the Company; this Agreement and the Old Investment Advisory and Administration Agreement constitute, and the New Investment Advisory and Administration Agreement will constitute, valid and legally binding agreements of the Company, enforceable against the Company, in accordance with their respective terms, provided, however, that each of the Company and the Adviser makes no representation or warranty with respect to the validity or enforceability of any provision hereunder or thereunder relating to rights to indemnity and/or contribution or to enforceability of any obligations that may be limited by the applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or law) (collectively, the “Enforceability Exceptions”);
(xi)no person has the right to require the Company to register any securities for sale under the Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities;
(xii)neither the Company nor any Subsidiary is (A) in violation of its charter, bylaws, certificate of formation, limited liability company agreement, or other constituent documents of the Company or any Subsidiary, as applicable, (B) in default of (nor has any event occurred which with notice, lapse of time or both would constitute such default) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any Subsidiary, as the case may be, is a party or (C) in contravention of any law, regulation or rule or any decree, judgment or order applicable to the Company or any Subsidiary, as applicable, except, with respect to clause (B) and (C), to the extent that any such breach, violation or contravention would not reasonably be expected to have a Material Adverse Effect; and the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) will not (i) violate the charter, bylaws, or other constituent document of the Company, or (ii) result in any default or the occurrence of any event which with notice, lapse of time or both would constitute such default of any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any Subsidiary, as the case may be, is a party or (iii) contravene any law, regulation or rule or any decree, judgment or order applicable to the Company or any Subsidiary, as applicable, except, with respect to clause (ii), to the extent that any such breach, violation or contravention would not reasonably be expected to have a Material Adverse Effect and, with respect to clause (iii), to the extent such contravention would not reasonably be expected to have a material adverse effect on the ability of the Company to consummate the offering or any transaction contemplated by this Agreement, the Registration Statement, the General Disclosure Package and the Prospectus;

(xiii)no approval, authorization, consent or order of or filing with any governmental or regulatory body or agency is required in connection with the performance by the Company of its obligations under this Agreement, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been made or obtained and such as may be required under the Act, the Act Regulations, the Investment Company Act, the rules of the New York Stock Exchange (“NYSE”), state securities laws or the rules of FINRA;
(xiv)each of the Company and each of the Subsidiaries has all necessary licenses, authorizations, consents and approvals (collectively, the “Consents”) and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary Consents from other persons in order to conduct its business, except where the failure to obtain such Consents or make such filings would not reasonably be expected to have a Material Adverse Effect; neither the Company nor any Subsidiary is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such Consent or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any Subsidiary, except where such violation, default, revocation or modification would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
(xv)all legal proceedings, government proceedings known to the Company, affiliate transactions, consents, licenses, agreements or documents that are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or that are required to be filed as exhibits to the Registration Statement, the General Disclosure Package or the Prospectus, have been so described in the Registration Statement, General Disclosure Package or the Prospectus;
(xvi)except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no legal actions, suits, claims, proceedings, or to the Company’s knowledge, investigations pending or, to the Company’s knowledge, threatened to which the Company or the Subsidiaries, or, to the Company’s knowledge, any of their respective directors, managing members or officers, is a party or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any such action, suit, claim, investigation or proceeding which would not if determined adversely to the Company or the Subsidiaries, as the case may be, reasonably be expected to have a Material Adverse Effect or prevent consummation of the transactions contemplated hereby;
(xvii)Grant Thornton LLP, whose reports on the audited consolidated financial statements of the Company are filed with the Commission and included in the Prospectus, is an independent registered public accounting firm as required by the Act;
(xviii)the consolidated financial statements of the Company and the Subsidiaries included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related notes, present fairly in all material respects the financial position and results of operations of the Company and the Subsidiaries as of the dates indicated and for the indicated periods (except that the unaudited financial statements were or are subject to normal year-end adjustments which were not, or are not expected to be, material in amount to the Company); such financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”), consistently applied throughout the periods presented except as noted in the notes thereon (except, in each case, as may be permitted by the rules and regulations of the Commission); and the financial highlights information included in the Registration Statement, the General Disclosure Package and the Prospectus presents fairly in all material respects the information shown therein and has been compiled on a basis consistent with the financial statements presented therein; there are no pro forma financial statements that are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus that are not included as required; the Company does not have any material liabilities or obligations, direct or, to the Company’s knowledge, contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement, the General Disclosure Package and the Prospectus; and all disclosures contained in the Registration Statement, the General Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission), if any, comply with Regulation G under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 10 of Regulation S-K under the Act, to the extent applicable;
(xix)the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto;
(xx)subsequent to the date of the most recent financial statements contained in the Registration Statement, the General Disclosure Package or the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), there has not been any material adverse change, or any development involving a prospective material adverse change, in the business, management, financial condition, prospects or results of operations of the Company or the Subsidiaries;
(xxi)each of the Company and the Subsidiaries is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the General Disclosure Package and the Prospectus, will not be required to register as an “investment company” as such term is used under the Investment Company Act.
(xxii)each of the Company and the Subsidiaries owns or possesses sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as described in the Registration Statement, the Prospectus and the General Disclosure Package; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Effect. Neither the Company nor any Subsidiary has received any notice of infringement or conflict with asserted intellectual property rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Effect. To the Company’s knowledge, none of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or any of its officers, directors or employees or otherwise in violation of the rights of any persons, which violation would result in a Material Adverse Effect;
(xxiii)the Company maintains insurance covering its properties, operations, personnel and business as the Company deems adequate; such insurance insures against such losses and risks to an extent which it reasonably believes is adequate in accordance with customary industry practice to protect the Company and its business; all such insurance is fully in force on the date hereof and the Company expects such insurance will be fully in force on the Closing Time;
(xxiv)the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) is effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and the Company is not aware of any material weaknesses in its internal control over financial reporting; since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;
(xxv)the Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 promulgated under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and its Subsidiaries is made known to the Company’s Chief Executive Officer and Chief Financial Officer by others within the Company, any of its Subsidiaries and the Adviser, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s auditors and the audit committee of the board of directors of the Company have been advised of: (A) any significant deficiencies or material weaknesses in the design or operation of internal controls which could materially adversely affect the Company’s ability to record, process, summarize, and report financial data; and (B) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls over financial reporting; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no material changes in internal controls or in other factors that could significantly affect internal controls over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.
(xxvi)the Company has not taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act, the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Securities; provided, that any action in connection with the Company’s distribution reinvestment plan or any activity permitted pursuant to Rule 10b-18 under the Exchange Act will not be deemed a violation of this paragraph;
(xxvii)the statistical and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate and the Company has obtained the written consent to the use of such data in the Registration Statement, the General Disclosure Package and the Prospectus from such sources to the extent required;
(xxviii)to the Company’s knowledge, there are no affiliations or associations between any member of FINRA and any of the Company’s officers or directors, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus;
(xxix)(A) the terms of the Investment Advisory and Administration Agreement, including compensation terms, comply in all material respects with all applicable provisions of the Investment Company Act and the Advisers Act and the applicable published rules and regulations promulgated thereunder, and (B) the approvals by the board of directors and the stockholders of the Company of the Investment Advisory and Administration Agreement have been made to the extent required by Section 15 of the Investment Company Act applicable to companies that have elected to be regulated as business development companies under the Investment Company Act;
(xxx)except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus (A) no person is serving or acting as an officer, director or investment adviser of the Company, except in accordance with the provisions of the Investment Company Act applicable to business development companies and the Advisers Act and the applicable published rules and regulations promulgated thereunder, and (B) to the knowledge of the Company, no director of the Company is an “affiliated person” (as defined in the Investment Company Act) of any of the Underwriters;
(xxxi) the Company has elected to be regulated as a business development company under the Investment Company Act and has not withdrawn that election, and the Commission has not ordered that such election be withdrawn nor, to the Company’s knowledge, have the proceedings to effectuate such withdrawal been initiated or threatened by the Commission; the provisions of the corporate charter and bylaws of the Company comply in all material respects with the requirements of the Investment Company Act applicable to business development companies; the operations of the Company are in compliance in all material respects with the provisions of the Investment Company Act and the rules and regulations promulgated thereunder applicable to business development companies and the rules and regulations promulgated thereunder, except as such will not result, individually or in the aggregate, in a Material Adverse Effect;
(xxxii)the Company and, to its knowledge, its directors and officers (in such capacity) are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002, as amended, and the Commission’s published rules promulgated thereunder;
(xxxiii)except as disclosed in the Prospectus, each of the Company and the Subsidiaries has filed all necessary federal, state, local and foreign tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, in each case except (i) to the extent that such taxes, assessments, fines or penalties have not become due or are being contested in good faith and with respect to which the Company or other consolidated subsidiary of the Company maintains adequate reserves in accordance with GAAP or (ii) where failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in the Prospectus in respect of all material federal, state, local and foreign taxes for all periods as to which the tax liability of the Company or any other consolidated subsidiary of the Company has not been finally determined. The Company is not aware of any tax deficiency that has been or might be asserted or threatened against the Company or any other consolidated subsidiary of the Company that could result in a Material Adverse Effect;

(xxxiv)the Company has been and is in compliance with the requirements of Subchapter M of the Code to qualify as a regulated investment company under the Code. The Company will direct the investment of the net proceeds of the Offering and continue to conduct its activities in such a manner as to comply with the requirements of Subchapter M of the Code;
(xxxv)neither the Company nor any Subsidiary nor, to the Company’s knowledge, any employee or agent of any of the Company or any Subsidiary has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus and the General Disclosure Package;
(xxxvi)(A) the operations of the Company and each of its Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, also known as the Bank Secrecy Act, the USA PATRIOT Act, the money laundering statues of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental entity having jurisdiction over the Company or the Subsidiaries (collectively, the “Money Laundering Laws”) and no proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving any of the Company or the Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened. Neither the Company nor any Subsidiary, or, to the knowledge of the Company, any director, officer, partner, manager or employee of the Company or any Subsidiary has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or (v) made any payment of funds to the Company or the Subsidiaries or received or retained funds in violation of any such law, rule or regulation;
(B)     Neither the Company nor any Subsidiary nor, to the knowledge of the Company, any director, officer, partner, manager or employee of the Company or any Subsidiary is currently the subject of any U.S. sanctions, including those administered by the Office of Foreign Assets Control of the U.S. Treasury Department or the U.S. Department of State (“OFAC”); and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any other person or entity, for the purpose of financing or facilitating the activities of any person that at the time of the transaction is the subject of any U.S. sanctions, including those administered by OFAC;
(xxxvii) (A) To the Company’s knowledge, there has been no security breach or incident, unauthorized access or disclosure, or other compromise relating to the Company’s information technology and computer systems, data (including all personal, personally identifiable, sensitive, confidential or regulated data) and databases (collectively, “IT Systems and Data”) except, in each case, as would not be reasonably expected to, individually or in the aggregate, have a Material Adverse Effect; and (B) the Company has implemented appropriate controls, policies, procedures, and safeguards to maintain and protect the integrity, continuous operation, redundancy and security of its IT Systems and Data reasonably consistent in all material respects with industry standards and practices, or as required by applicable laws and regulatory standards. The Company is presently in compliance with all applicable laws and regulations, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; and
(xxxviii)The Company has not offered, or caused the DSP Administrator to offer, DSP Shares to any person with the specific intent to unlawfully influence (i) a customer or supplier of the Company or any of its affiliates to alter the customer’s or supplier’s level or type of business with any such entity or (ii) a trade journalist or publication to write or publish favorable information about the Company or any of its affiliates, or their respective businesses or products.
(b)Representations and Warranties of the Adviser. The Adviser represents and warrants to each Underwriter as of the date hereof, the Applicable Time, the Closing Time (as defined below) and any Date of Delivery (as defined below), and agrees with each Underwriter, as follows:
(i)the Adviser has been duly formed and is validly existing as a Delaware limited liability company and in good standing under the laws of the State of Delaware with full power and authority to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to execute and deliver this Agreement; the Adviser had full power and authority to execute and deliver the Original Investment Advisory and Administration Agreement; the Adviser has full power and authority to execute and deliver the New Investment Advisory and Administration Agreement; and the Adviser is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where the leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not reasonably be expected to have a material adverse effect on the business, financial condition, capitalization, or regulatory status of such entity, or otherwise reasonably be expected to prevent such entity from carrying out its obligations under the Investment Advisory and Administration Agreement (an “Adviser Material Adverse Effect”);
(ii)the Adviser is duly registered with the Commission as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act, the Investment Company Act or the applicable published rules and regulations promulgated thereunder from acting under the Investment Advisory and Administration Agreement for the Company as contemplated by the Registration Statement, the General Disclosure Package and the Prospectus. There does not exist any proceeding or, to the Adviser’s knowledge, any facts or circumstances the existence of which could lead to any proceeding which might adversely affect the registration of the Adviser with the Commission;
(iii)there are no actions, suits, claims, proceedings or, to the Adviser’s knowledge, investigations pending or, to the knowledge of the Adviser, threatened to which the Adviser may be reasonably expected to become subject at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any such action, suit, claim, investigation or proceeding which would not if determined adversely to the Adviser reasonably be expected to have an Adviser Material Adverse Effect;
(iv)the Adviser is not (A) in violation of its certificate of formation, limited liability company agreement or other constituent document or (B) in default of (nor has any event occurred which with notice, lapse of time or both would constitute such default) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Adviser is a party, or (C) in contravention of any law, regulation or rule or any decree, judgment or order applicable to the Adviser, except, with respect to clause (B) and (C), to the extent that any such breach, violation or contravention would not reasonably be expected to have an Adviser Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) will not (i) violate the certificate of formation, limited liability company agreement or other constituent document of the Adviser, or (ii) result in any default or the occurrence of any event which with notice, lapse of time or both would constitute such default of any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease contract or other agreement or instrument to which the Adviser is a party or (iii) contravene any law, regulation or rule or any decree, judgment or order applicable to the Adviser, except, with respect to clause (ii) and (iii), to the extent that any such breach, violation or contravention would not reasonably be expected to have an Adviser Material Adverse Effect; and the execution, delivery and performance of this Agreement, the New Investment Advisory and Administration Agreement and consummation of the transactions contemplated hereby and thereby, will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would reasonably be expected to result in any breach or violation of or constitute a default under) (i) the certificate of formation, limited liability company agreement or other constituent document of the Adviser, (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Adviser is a party or (iii) any law, regulation, rule or any decree, judgment or order applicable to the Adviser, except, with respect to clauses (ii) and (iii), to the extent that any such breach, violation or contravention would not reasonably be expected to have an Adviser Material Adverse Effect;
(v)this Agreement and the Old Investment Advisory and Administration Agreement have been duly authorized, executed and delivered by the Adviser; the New Investment Advisory and Administration Agreement has been duly authorized and will be executed and delivered by the Adviser; this Agreement and the Old Investment Advisory and Administration Agreement constitute, and the New Investment Advisory and Administration Agreement will constitute, valid and legally binding agreements of the Adviser, provided, however, that the Adviser makes no representations or warranties with respect to the validity or enforceability of any provision hereunder or thereunder relating to rights to indemnity and/or contribution or enforceability of any obligations that may be limited by the Enforceability Exceptions;
(vi)the descriptions of the Adviser contained in the Registration Statement, the General Disclosure Package and the Prospectus are true, accurate and complete in all material respects;
(vii)the Adviser has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Registration Statement, the General Disclosure Package and the Prospectus and under this Agreement and with respect to the Investment Advisory and Administration Agreement;
(viii)subsequent to the date of the most recent financial statements contained in the Registration Statement, General Disclosure Package and the Prospectus, there has not been any material adverse change, in the business, financial condition, capitalization, prospects or regulatory status of the Adviser;
(ix)the Adviser has all Consents and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule and has obtained all necessary Consents from other persons, in order to conduct its business, except where the failure to obtain such Consents or make such filings would not reasonably be expected to have an Adviser Material Adverse Effect; the Adviser is not in violation of, or in default under, nor has the Adviser received notice of any proceedings relating to revocation or modification of any such Consent or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Adviser, except where such revocation or modification would not, individually or in the aggregate, reasonably be expected to have an Adviser Material Adverse Effect;
(x)neither the Adviser, nor to the Adviser’s knowledge, any of its affiliates has taken, directly or indirectly, without giving effect to any activities by the Underwriters, any action designed, or which has constituted or might reasonably be expected under the Exchange Act, to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Securities; provided, that any activity permitted pursuant to Rule 10b-18 under the Exchange Act will not be deemed a violation of this paragraph;
(xi)the Adviser is not aware that (A) any executive, key employee or significant group of employees of the Company, if any, or the Adviser, plans to terminate employment with the Company or the Adviser or (B) any such executive, key employee or significant group of employees is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Adviser, except where such termination or violation would not reasonably be expected to have an Adviser Material Adverse Effect;
(xii)the Adviser maintains a system of internal controls sufficient to provide reasonable assurance that (A) transactions effectuated by it under the Investment Advisory and Administration Agreement are executed in accordance with its management’s general or specific authorization; and (B) access to the Company’s assets is permitted only in accordance with its management’s general or specific authorization;
(xiii)neither the Adviser nor, to the Adviser’s knowledge, any employee or agent of the Adviser has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus and the General Disclosure Package;
(xiv)(A) the operations of the Adviser are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, also known as the Bank Secrecy Act, the USA PATRIOT Act, the money laundering statues of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental entity having jurisdiction over the Adviser (collectively, the “Adviser Money Laundering Laws”) and no proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Adviser with respect to the Adviser Money Laundering Laws is pending or, to the knowledge of the Adviser, threatened. Neither the Adviser nor, to the knowledge of the Adviser, any director, officer, partner, manager, employee or affiliate of the Adviser has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or (v) made any payment of funds to the Adviser or received or retained funds in violation of any such law, rule or regulation.
(B)     neither the Adviser, nor, to the knowledge of the Adviser, any director, officer, partner, manager or employee of the Company or the Subsidiaries is currently the subject of any U.S. sanctions, including those administered by OFAC; and the Adviser will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any other person or entity, for the purpose of financing or facilitating the activities of any person that at the time of the transaction is the subject of any U.S. sanctions, including those administered by OFAC.
SECTION 2.Sale and Delivery to Underwriters; Closing.
(a)Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share of $[●], that number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, provided that the Directed Securities shall be purchased from the Company at the offering price per share set forth in Schedule B hereto, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.
(b)Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional [●] shares of Common Stock, as may be necessary to cover overallotments made in connection with the offering of the Initial Securities, at the price per share of $[●], less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, and may be the same date as the Closing Time, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time (unless such time and date are postponed in accordance with Section 10 hereof). If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares. The parties agree that the Underwriters may only exercise the option to purchase all or any portion of the Option Securities, as set forth in this Section 2(b), for the purpose of covering over-allotments made in connection with the offering of the Initial Securities.

(c)Payment. Payment of the initial public offering price for the Initial Securities (less the underwriting discount, except with respect to the Directed Securities for which no underwriting discount will be paid) by the Underwriters to the Company (in the amount set forth in Schedule A), and delivery of the Initial Securities, shall be made at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, NY 10004 or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (New York City time) on the first (second, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than five business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the “Closing Time”).
In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the initial public offering price for the Option Securities (less the underwriting discount) by the Underwriters to the Company (in the amount set forth in Schedule A), and delivery of the Option Securities, shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.
Payment of the initial public offering price (less the underwriting discount, except with respect to the Directed Securities for which no underwriting discount will be paid) shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Representatives through the facilities of the Depository Trust Company for the respective accounts of the Underwriters of the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. The Representatives may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.
SECTION 3.Covenants of the Company. The Company covenants with each Underwriter as follows:
(a)Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Act, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Rule 482 Material or the Prospectus, or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus, the Rule 482 Material or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or pursuant to Section 8A of the Act or of any examination pursuant to Section 8(d) or 8(e) of the Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b) within the time period required by Rule 424(b), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will use its commercially reasonable efforts to prevent the issuance of any stop order or order preventing or suspending the use of the Registration Statement and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.
(b)Continued Compliance with Securities Laws. The Company will use its commercially reasonable efforts to comply with the Act and the Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is required by the Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the Rule 482 Material, General Disclosure Package or the Prospectus in order that the Rule 482 Material, General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the Rule 482 Material, General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the Act or the Act Regulations, the Company will promptly (A) give the Representatives notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Rule 482 Material, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall reasonably object. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company has given the Representatives notice of any filings made pursuant to the Exchange Act or the rules and regulations of the Commission under the Exchange Act (the “Exchange Act Regulations”) within forty-eight (48) hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.
(c)Delivery of Commission Filings. The Company, upon written request of the Representatives, will deliver to the Representatives and counsel for the Underwriters, without charge, conformed copies of the Registration Statement, as originally filed, and of each amendment thereto (including exhibits filed therewith) and conformed copies of all consents and certificates of experts. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is required to be delivered under the Act, such number of copies of the Rule 482 Material, the Prospectus (as amended or supplemented) and each Issuer Free Writing Prospectus as such Underwriter may reasonably request. The Rule 482 Material, the Prospectus and any amendments or supplements thereto and each Issuer Free Writing Prospectus furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
(e)Blue Sky Qualifications. The Company will use its commercially reasonable efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect so long as reasonably required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.
(f)Rule 158. The Company will make generally available to its securityholders as soon as practicable an earnings statement that satisfies the provisions of Section 11(a) of the Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve (12) months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement; provided that the Company will be deemed to have complied with such request by filing such an earnings statement on EDGAR.
(g)Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in each of the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Use of Proceeds”.
(h)Listing. The Company will use its commercially reasonable efforts to effect and maintain the listing of the Common Stock (including the Securities) on the NYSE.
(i)Restriction on Sale of Securities. For a period of 180 days after the date of the Prospectus, the Company will not, and will not publicly disclose the intention to, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the Commission a registration statement under the Act relating to, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of the Representatives, other than the Securities to be sold hereunder.
The restrictions described above shall not apply to (A) the Securities to be sold hereunder or (B) any shares of Common Stock issued pursuant to any distribution reinvestment plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus.

(j)Reporting Requirements. The Company has filed and will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the Exchange Act Regulations.
(k)Business Development Company Status. The Company, during a period of twenty-four (24) months from the effective date of the Company’s Registration Statement, will use its commercially reasonable efforts to maintain its status as a business development company under the Investment Company Act; provided, however, that the Company may change the nature of its business so as to cease to be, or withdraw its election to be treated as, a business development company with the approval of the board of directors and a vote of stockholders as required by Section 58 of the Investment Company Act or any successor provision.
(l)Regulated Investment Company Status. The Company has qualified to be taxed as a RIC under Subchapter M of the Code for its taxable year ended December 31, 2012 through December 31, 2023, and will use commercially reasonable efforts to maintain qualification as a RIC under Subchapter M of the Code for its taxable year ending December 31, 2024 and thereafter.
(m)Accounting Controls. The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) and 15d-15(f) under the Exchange Act). The Company’s auditors and the audit committee of the Company’s board of directors have been advised of (1) any known significant deficiencies in the design or operation of internal control over financial reporting that could adversely affect the ability to record, process, summarize, and report financial data and (2) any known fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal control over financial reporting; and any such deficiencies or fraud will not result in a Material Adverse Effect. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weakness in its internal control over financial reporting.
(n)Disclosure Controls. The Company will use commercially reasonable efforts to establish and employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate to allow timely decisions regarding disclosure.
(o)Transfer Restriction. Without providing advance written notice to the Representatives, the Company shall not amend or waive any of the transfer restrictions set forth in the Company’s charter as described in the Registration Statement, the General Disclosure Package and the Prospectus.
(p)DSP Shares. The Company hereby agrees that it will ensure that the DSP Shares will be restricted as required by FINRA or the FINRA rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of this Agreement. The DSP Administrator will notify the Company as to which persons will need to be so restricted. At the request of the Underwriters, the Company will direct the transfer agent to place a stop transfer restriction upon such securities for such period of time. Should the Company release, or seek to release, from such restrictions any of the DSP Shares, the Company agrees to reimburse the DSP Administrator for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.
SECTION 4.Payment of Expenses.

(a)Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, the Rule 482 Material, the Prospectus, any Issuer Free Writing Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s and the Adviser’s counsel, accountants and other advisers, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, (vi) the fees and expenses of any transfer agent or registrar for the Securities, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, reasonably incurred expenses associated with travel, the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities (provided that FINRA counsel expenses shall not exceed $15,000), (ix) the fees and expenses incurred in connection with the listing of the Securities on the NYSE, (x) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the fourth sentence of Section 1(a)(ii) and (xi) all costs and expenses of the DSP Administrator, including the fees and disbursements of counsel for the DSP Administrator (provided that DSP Administrator counsel expenses shall not exceed $15,000), in connection with matters related to the DSP Shares which are designated by the Company for sale to Invitees. It is, however, understood that except as provided in this Section, the Underwriters shall pay all of their own costs and expenses, including, without limitation, the fees, expenses and disbursements of their counsel, any advertising expenses connected with any offers they make.
(b)Termination of Agreement. If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees, expenses and disbursements of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.
SECTION 5.Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Adviser contained herein or in certificates of any officer of the Company or the Adviser delivered pursuant to the provisions hereof, to the performance by the Company and the Adviser of their respective covenants and other obligations hereunder, and to the following further conditions:
(a)Effectiveness of Registration Statement; Rule 430A Information. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes or pursuant to Section 8A under the Act have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information in connection with the Registration Statement. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430A.
(b)Opinion of Counsel for Company. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Dechert LLP, outside counsel for the Company and the Adviser, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letters for each of the other Underwriters to the effect set forth in Exhibit A-1 and Exhibit A-2 hereto and to such further effect as counsel to the Underwriters may reasonably request. Such counsel may state that insofar as such opinions involve factual matters, they have relied upon certificates of officers of the Company and certificates of public officials.
(c)Opinion of Counsel for Underwriters. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Fried, Frank, Harris, Shriver and Jacobson LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the sale of the Securities and other related matters as the Representatives may require. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and certificates of public officials.
(d)Officers’ Certificates.
(i)At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of (i) the chief executive officer or the president of the Company and (ii) the chief financial or chief accounting officer of the Company, dated the Closing Time, to the effect that (A) there has been no such material adverse change, (B) the representations and warranties of the Company in Section 1(a) of this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (C) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Time, and (D) no stop order suspending the effectiveness of the Registration Statement under the Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated by the Commission.
(ii)At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, an Adviser Material Adverse Effect, and the Representatives shall have received a certificate of (i) the chief executive officer or the president and (ii) the chief financial or chief accounting officer of the Adviser, dated the Closing Time, to the effect that (A) there has been no such Adviser Material Adverse Effect, (B) the representations and warranties of the Adviser in Section 1(b) of this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time and (C) the Adviser has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Time.
(iii)At the time of the execution of this Agreement, the Representatives shall have received from the Chief Financial Officer of the Company, dated such date, a certificate representing to certain financial and other matters in substantially the form attached as Exhibit A-3 hereto.
(iv)At the Closing Time, the Representatives shall have received from the Chief Financial Officer at the Company, dated as of the Closing Time, a certificate reaffirming the statements made in the certificate delivered at the time of execution of this Agreement.
(e)Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Grant Thornton LLP a letter, dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.
(f)Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from Grant Thornton LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the “specified date” referred to shall be a date not more than three business days prior to the Closing Time.
(g)Approval of Listing. At the Closing Time, the Securities shall have been approved for listing on the NYSE, subject only to official notice of issuance.
(h)Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit B hereto signed by the persons listed on Schedule C hereto.
(i)No Material Adverse Change. Subsequent to the execution and delivery of this Agreement and prior to the Closing Time, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries, taken as a whole, from that set forth in the General Disclosure Package that, in the Representatives’ judgment, is material and adverse and that makes it, in the Representatives’ judgment, impracticable to market the Securities on the terms and in the manner contemplated in the General Disclosure Package.
(j)No Downgrade. Subsequent to the execution and delivery of this Agreement and prior to the Closing Time, (i) no downgrading shall have occurred in the rating accorded any securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) under the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).
(k)Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Adviser contained herein and the statements in any certificates furnished by the Company and the Adviser hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:
(i)Officers’ Certificates.
(A)A certificate, dated such Date of Delivery, of the chief executive officer or the president of the Company and the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(d)(i) hereof remains true and correct as of such Date of Delivery.
(B)A certificate, dated such Date of Delivery, of the chief executive officer or the president and the chief financial or chief accounting officer of the Adviser confirming that the certificate delivered at the Closing Time pursuant to Section 5(d)(ii) hereof remains true and correct as of such Date of Delivery.
(C)A certificate, dated such Date of Delivery, from the Chief Financial Officer of the Company substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(d)(iv) hereof.
(ii)Opinion of Counsel for Company. If requested by the Representatives, the favorable opinion of Dechert LLP, in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Section 5(b) hereof.
(iii)Opinion of Counsel for Underwriters. If requested by the Representatives, the favorable opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.
(iv)Bring-down Comfort Letter. If requested by the Representatives, a letter from Grant Thornton LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(f) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.
(l)Additional Documents. At the Closing Time and at each Date of Delivery (if any) counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Adviser in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.
(m)Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by written notice to the Company at any time on or prior to the Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 14, 15, 16, 17 and 18 survive any such termination and remain in full force and effect.
SECTION 6.Indemnification.
(a)Indemnification of the Underwriters and the DSP Administrator by the Company and the Adviser. The Company and the Adviser, severally and not jointly, agree to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the Act (each, an “Affiliate”)), its selling agents, the DSP Administrator, its Affiliates and each person, if any, who controls any Underwriter or the DSP Administrator within the meaning of Section 15 of the Act or Section 20 of the Exchange Act as follows:
(i)against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of or based upon any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, Rule 482 Material, the General Disclosure Package, any Issuer Free Writing Prospectus, any Testing-the-Waters Communication or the Prospectus (or any amendment or supplement thereto), or (B) in any road show as defined in Rule 433(h) under the Act (a “road show”), or the omission or alleged omission in any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus, any Testing-the-Waters Communication, any road show or the General Disclosure Package of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(ii)against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever arising out of or based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;
(iii)against any and all loss, liability, claim, damage and expense, whatsoever, as incurred in connection with the offer and sale of the DSP Shares, (A) arising out of any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Invitees in connection with the offering of the DSP Shares or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) caused by the failure of any Invitee to pay for and accept delivery of DSP Shares which have been orally confirmed for purchase by any Invitee by 11:59 P.M. (New York City time) on the date of this Agreement, (C) arising out of the violation of any applicable laws or regulations of foreign jurisdictions where DSP Shares have been offered, or (D) related to, or arising out of or in connection with, the offering of the DSP Shares.
(iv)against any and all expense whatsoever, as incurred (including the reasonably incurred and documented fees and disbursements of counsel chosen by the

Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever arising out of or based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i), (ii) or (iii) above;
provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of or based upon any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any Rule 430A Information, any preliminary prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information, and provided, further, that the Adviser’s indemnity agreement shall only apply to statements described in (i) and (iii) above regarding the Adviser.
(b)Indemnification of Company, Directors, Officers and Adviser. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, the Adviser, their directors, each of the Company’s officers who signed the Registration Statement and each person, if any, who controls the Company or the Adviser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any Rule 430A Information, the General Disclosure Package, any Issuer Free Writing Prospectus any Testing-the-Waters Communication, Rule 482 Material or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.
(c)Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent that it has not been materially prejudiced (including through the forfeiture of substantive rights and defenses) as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party shall not have the right to direct the defense in any proceeding on behalf of the indemnified party or parties. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. In no event shall the indemnifying parties be liable for fees and expenses of more than one (1) counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of or based upon the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of or based upon such litigation, investigation, proceeding or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any indemnified party.
(d)Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the aforesaid request, and (ii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
SECTION 7.Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Adviser, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Adviser, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. For the avoidance of doubt, the Adviser’s contribution agreement shall only apply to instances in which the Adviser has an indemnity obligation as described above in Section 6(a).
The relative benefits received by the Company and the Adviser, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company (and net of the portion of the underwriting discount paid by the Adviser), on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.
The relative fault of the Company and the Adviser, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Adviser or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
The Company, the Adviser and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.
Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public.
No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
Notwithstanding anything in this Agreement to the contrary, any indemnification and contribution by the Company shall be subject to the requirements and limitations of Section 17(i) of the Investment Company Act and any applicable guidance from the Commission or its staff thereunder.
For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Adviser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company or the Adviser, as the case may be. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.
SECTION 8.Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or the Adviser submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the Securities.
SECTION 9.Termination of Agreement.
(a)Termination. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Representatives, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company or the Adviser, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, or (iv) if trading generally on the NYSE MKT or the New York Stock Exchange or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.
(b)Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 14, 15, 16, 17 and 18 shall survive such termination and remain in full force and effect.
SECTION 10.Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:
(i)if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or
(ii)if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase, and the Company to sell, the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.
No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.
In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase, and the Company to sell, the relevant Option Securities, as the case may be, either the (i) Representatives or (ii) the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.
SECTION 11.Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to (i) RBC Capital Markets, LLC, 200 Vesey Street, 8th Floor, New York, NY 10281, attention: Equity Capital Markets; and (ii) Truist Securities, Inc., 3333 Peachtree Road NE, Atlanta, Georgia 30326; and a copy, which shall not constitute notice, to Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, NY 10004, attention of Joshua Wechsler, Esq.; notices to the Company and the Adviser shall be directed to them at 1300 Post Oak Boulevard, 8th Floor, Houston, Texas 77056, attention of Jason B. Beauvais, Esq.; and a copy, which shall not constitute notice, to Dechert LLP, 1900 K Street NW, Washington, DC 20006, Attention: Harry Pangas, Esq.
SECTION 12.No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or its respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any of its subsidiaries on other matters) and no Underwriter has any obligation to the Company with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the Company has consulted its own respective legal, accounting, regulatory and tax advisers to the extent it deemed appropriate.
SECTION 13.Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company, the Adviser and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Adviser and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Adviser and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.
SECTION 14.Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act, the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

SECTION 15.Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), the Adviser and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
SECTION 16.GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.
SECTION 17.Recognition of the U.S. Special Resolution Regimes.
(i)In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(ii)In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
As used in this Section 17:
“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).
“Covered Entity” means any of the following:
(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 18.Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.
SECTION 19.TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.
SECTION 20.Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law, e.g., www. Docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
SECTION 21.Regulation BI. The Company acknowledges that in connection with the offering of the Securities: none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.
SECTION 22.Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
[SIGNATURE PAGE FOLLOWS]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Adviser in accordance with its terms.

Very truly yours,

MSC INCOME FUND, INC.

By:
Name:
Title:

MSC ADVISER I, LLC

By:
Name:
Title:

CONFIRMED AND ACCEPTED, as of the date first above written:

By:	RBC CAPITAL MARKETS, LLC

By:
Name:
Title:

By:	TRUIST SECURITIES, INC.

By:
Name:
Title:

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

Schedule A

Name of Underwriter	Number of Initial Securities	Number of Option Securities to be Purchased if Maximum Option Exercised

RBC Capital Markets, LLC	[•]	[•]
Truist Securities, Inc.	[•]	[•]
Raymond James & Associates, Inc.	[•]	[•]
UBS Securities LLC	[•]	[•]
B. Riley Securities, Inc.	[•]	[•]
Citizens JMP Securities, LLC	[•]	[•]
Keefe, Bruyette & Woods, Inc.	[•]	[•]
Sanders Morris LLC	[•]	[•]
Clear Street LLC	[•]	[•]
Zions Direct, Inc.	[•]	[•]
Comerica Securities, Inc.	[•]	[•]
TCBI Securities, Inc.	[•]	[•]

Schedule B
PRICING INFORMATION:

Security being sold in the Offering	Common Stock
Offering price per share	$
Number of Shares being sold in the Offering

ISSUER FREE WRITING PROSPECTUSES:
[To come]

Schedule C
1)Dwayne L. Hyzak
2)Robert L. Kay
3)John O. Niemann, Jr.
4)Jeffrey B. Walker
5)David L. Magdol
6)Jesse E. Morris
7)Jason B. Beauvais
8)Nicholas T. Meserve
9)Cory E. Gilbert
10)Ryan H. McHugh
11)Main Street Capital Corporation
12)MSC Adviser I, LLC

Schedule D

Subsidiary Name	Jurisdiction of Organization
MSC Equity Holding, LLC	Delaware
MSC Equity Holding II, Inc.	Delaware
MSIF Funding, LLC	Delaware
MSC California Holdings LP	Delaware
MSC California Holdings GP LLC	Delaware
HMS Funding I LLC	Delaware

EXHIBIT A-1
FORM OF COMPANY COUNSEL LEGAL OPINION

EXHIBIT A-2
FORM OF COMPANY COUNSEL NEGATIVE ASSURANCE LETTER

EXHIBIT A-3
FORM OF CERTIFICATE OF
THE CHIEF FINANCIAL OFFICER OF THE COMPANY

EXHIBIT B
FORM OF LOCK-UP AGREEMENT
January [∙], 2025
RBC Capital Markets, LLC
200 Vesey Street, 8th Floor
New York, NY 10281
Truist Securities, Inc.
3333 Peachtree Road NE
Atlanta, Georgia 30326
as Representatives of the
several Underwriters named
in Schedule A of the Underwriting Agreement
Re:    Proposed Public Offering by MSC Income Fund, Inc.
Ladies and Gentlemen:
The undersigned understands that RBC Capital Markets, LLC and Truist Securities, Inc. (collectively, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with MSC Income Fund, Inc., a Maryland corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule A of the Underwriting Agreement, of [∙] shares (the “Shares”) of the common stock, par value $0.001 per share, of the Company (the “Common Stock”).
To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired from the Company under any distribution reinvestment plan after the completion of the Public Offering; (b) transfers of shares of Common

Stock or any security convertible into Common Stock as a bona fide gift or gifts, provided that (i) each donee or distributee shall sign and deliver a lock up agreement substantially in the form of this agreement and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period, unless such filing indicates in the footnotes thereto that such transfer was made in connection with a bona fide gift or gifts; (c) transfers of Common Stock or such other securities as donations to charitable organizations; (d) transfers of shares of Common Stock or such other securities as a result of the operation of law, pursuant to estate, other testamentary document or intestate succession; (e) transfer of shares of Common Stock or such other securities to any immediate family member of the undersigned or any trust for the direct or indirect benefit of the undersigned or any immediate family member of the undersigned (for purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); (f) distributions of shares of Common Stock or any security convertible into Common Stock to limited partners or stockholders of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (c) or (e), (i) each donee or distributee shall sign and deliver a lock up agreement substantially in the form of this agreement and (ii) no filing or public announcement under the Exchange Act or otherwise is required or voluntarily made by any party in connection with such transfer, and if any filing under Section 16(a) of the Exchange Act, or other public filing, report, or announcement reporting a reduction in beneficial ownership of shares of Common Stock in connection with such transfer or distribution shall be legally required during the Restricted Period, such filing, report or announcement shall clearly indicate in the footnotes thereto the nature and conditions of such transfer; or (g) facilitating the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period. In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions. The undersigned further acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transaction designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition of any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock, even if any such sale or disposition transaction or transactions would be made or executed by or on behalf of someone other than the undersigned.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing restrictions shall be equally applicable to any issuer-directed Shares the undersigned may purchase in the offering.
The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.
The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Shares and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisers to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Public Offering, the Underwriters are not making a recommendation to you to participate in the Public Offering or sell any Shares at the price determined in the Public Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.
Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.
This agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

(Name)

(Address)

EXHIBIT C-1
WRITTEN TESTING-THE-WATERS COMMUNICATIONS

EXHIBIT C-2
RULE 482 MATERIAL
Rule 482 Material filed with the Commission on January 15, 2025.

Rule 482 Material filed with the Commission on January [●], 2025.

47